EXHIBIT 16.1

January 23, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read the statements made by Goldenwell Biotech, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K for the company dated January 23, 2025. We agree with the statements concerning our firm in such Form 8-K.

Sincerely,

/s/ MICHAEL GILLESPIE & ASSOCIATES, PLLC